                                                                     EXHIBIT 1.1
                                                                            DEBT


================================================================================
                                                                Draft of 5/31/96



                           NOBLE DRILLING CORPORATION


                            (a Delaware corporation)



                                  $125,000,000



                            % SENIOR NOTES DUE 2006


                     -----------------------------------

                               PURCHASE AGREEMENT

                     -----------------------------------






Dated: June ___, 1996

================================================================================

                               TABLE OF CONTENTS


PURCHASE AGREEMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

SECTION  1.      Representations and Warranties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
                 ------------------------------
                          (a)     Representations and Warranties by the Company . . . . . . . . . . . . . . . . . . . . 3
                          (i)     Compliance with Registration Requirements . . . . . . . . . . . . . . . . . . . . . . 4
                          (ii)    Incorporated Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
                          (iii)   Independent Accountants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
                          (iv)    Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
                          (v)     No Material Adverse Change in Business  . . . . . . . . . . . . . . . . . . . . . . . 5
                          (vi)    Good Standing of the Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
                          (vii)   Good Standing of Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
                          (viii)  Capitalization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
                          (ix)    Authorization of Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
                          (x)     Description of Securities and the Indenture . . . . . . . . . . . . . . . . . . . . . 7
                          (xi)    Absence of Defaults and Conflicts . . . . . . . . . . . . . . . . . . . . . . . . . . 7
                          (xii)   Absence of Labor Dispute  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
                          (xiii)  Absence of  Proceedings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
                          (xiv)   Accuracy of Exhibits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
                          (xv)    Possession of Intellectual Property . . . . . . . . . . . . . . . . . . . . . . . . . 9
                          (xvi)   Absence of  Further Requirements  . . . . . . . . . . . . . . . . . . . . . . . . . . 9
                          (xvii)  Possession of Licenses and Permits  . . . . . . . . . . . . . . . . . . . . . . . . . 9
                          (xviii) Title to Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                          (xix)   Neddrill Acquisition  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                          (xx)    Compliance with Cuba Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                          (xxi)   Investment Company Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                          (xxii)  Environmental Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                          (xxiii) Authorization of Securities and the Indenture . . . . . . . . . . . . . . . . . . .  11
                          (xxiv)  Listing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                          (b)     Officer's Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

SECTION  2.      Sale and Delivery to Underwriters; Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                 ------------------------------------------
                          (a)     The Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                          (b)     Payment: Closing and Delivery . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

SECTION  3.      Covenants of the Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                 ------------------------
                          (a)     Compliance with Securities Regulations and Commission
                                           Requests . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                          (b)     Filing of Amendments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                          (c)     Delivery of Registration Statements . . . . . . . . . . . . . . . . . . . . . . . .  14
                          (d)     Delivery of Prospectuses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

                          (e)     Continued Compliance with Securities Laws . . . . . . . . . . . . . . . . . . . . .  14
                          (f)     Blue Sky Qualifications . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                          (g)     Rule 158  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                          (h)     Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                          (i)     Restriction on Sale of Similar Securities . . . . . . . . . . . . . . . . . . . . .  15
                          (j)     Reporting Requirements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

SECTION  4.      Payment of Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                 -------------------
                          (a)     Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                          (b)     Termination of Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

SECTION  5.      Conditions of Underwriters' Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                 ---------------------------------------
                          (a)     Effectiveness of Registration Statement . . . . . . . . . . . . . . . . . . . . . .  16
                          (b)     Opinion of Counsel for Company  . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                          (c)     Opinion of Counsel for  Underwriters  . . . . . . . . . . . . . . . . . . . . . . .  17
                          (d)     Officers' Certificate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                          (e)     Accountants' Comfort Letters  . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                          (f)     Bring-down Comfort Letters  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                          (g)     Approval of Listing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                          (h)     No Objection  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                          (i)     Purchase of Initial Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                          (j)     Closing of Neddrill Acquisition . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                          (k)     Ratings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                          (l)     Additional Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                          (m)     Termination of Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

SECTION  6.      Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                 ---------------
                          (a)     Indemnification of Underwriters . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                          (b)     Indemnification of Company, Directors and Officers  . . . . . . . . . . . . . . . .  20
                          (c)     Actions against Parties; Notification . . . . . . . . . . . . . . . . . . . . . . .  20
                          (d)     Settlement without Consent if Failure to Reimburse  . . . . . . . . . . . . . . . .  21

SECTION  7.      Contribution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                 ------------

SECTION  8.      Representations, Warranties and Agreements to Survive Delivery . . . . . . . . . . . . . . . . . . .  23
                 --------------------------------------------------------------

SECTION  9.      Termination of Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                 ------------------------
                          (a)     Termination; General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                          (b)     Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

SECTION  10.     Default by One or More of the Underwriters . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                 ------------------------------------------

SECTION  11.     Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                 -------

SECTION  12.     Parties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                 -------

SECTION  13.     GOVERNING LAW AND TIME . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                 ----------------------

SECTION  14.     Effect of Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                 ------------------

                           NOBLE DRILLING CORPORATION
                            (A Delaware corporation)
                                  $125,000,000
                            % Senior Notes due 2006
                               PURCHASE AGREEMENT

                                                                    June__, 1996



MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
                  Incorporated
Salomon Brothers Inc
Simmons & Company International
c/o Merrill Lynch & Co.
       Merrill Lynch, Pierce, Fenner & Smith
                         Incorporated
North Tower
World Financial Center
New York, New York 10281-1209

Dear Sirs:

                 Noble Drilling Corporation, a Delaware corporation (the "Company"), confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), Salomon Brothers Inc ("Salomon") and Simmons & Company International ("Simmons") (collectively, the "Underwriters", which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), with respect to the sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective principal amounts set forth in Schedule A hereto of $125,000,000 aggregate principal amount of the Company's __% Senior Notes due 2006 (the "Securities"). The Securities are to be issued pursuant to an Indenture dated as of June __, 1996 (the "Indenture") between the Company and Texas Commerce Bank National Association, as trustee (the "Trustee").

                 Prior to the purchase and public offering of the Securities by the several Underwriters, the Company and the Underwriters, shall enter into an agreement substantially in the form of Exhibit A hereto (the "Pricing Agreement"). The Pricing Agreement may take the form of an exchange of any standard form of written telecommunication between the Company and the Underwriters and shall specify such applicable information as is indicated in Exhibit A hereto. The offering of the

Securities will be governed by this Agreement, as supplemented by the Pricing Agreement. From and after the date of the execution and delivery of the Pricing Agreement, this Agreement shall be deemed to incorporate the Pricing Agreement.

                 It is understood that the Company is concurrently entering into an agreement dated the date hereof (the "U.S. Purchase Agreement") providing for the offering by the Company of an aggregate of 13,200,000 shares of Common Stock, par value $.10 per share of the Company ("Common Stock") (the "Initial U.S. Shares") through arrangements with certain underwriters in the United States and Canada (the "U.S. Equity Underwriters") for whom Merrill Lynch, Salomon and Simmons are acting as representatives (in such capacity, the "U.S. Representatives") and the grant by the Company to the U.S. Equity Underwriters, acting severally and not jointly, of an option to purchase all or any part of the U.S. Equity Underwriters' pro rata portion of up to 1,980,000 additional shares of Common Stock solely to cover overallotments, if any (the "U.S. Option Shares"). The Initial U.S. Shares and the U.S. Option Shares are hereinafter called the "U.S. Shares."

                 It is further understood that the Company is concurrently entering into an agreement dated the date hereof (the "International Purchase Agreement") providing for the offering by the Company of an aggregate of 3,300,000 shares of Common Stock (the "Initial International Shares") through arrangements with certain underwriters outside the United States and Canada (the "International Equity Managers") for which Merrill Lynch International, Salomon Brothers International Limited and Simmons are acting as lead managers (the "Lead Managers") and the grant by the Company to the International Equity Managers, acting severally and not jointly, of an option to purchase all or any part of the International Equity Managers' pro rata portion of up to 495,000 additional shares of Common Stock solely to cover overallotments, if any (the "International Option Shares", and together with the U.S. Option Shares, the "Option Shares"). The Initial International Shares and the International Option Shares are hereinafter called the "International Shares."

                 It is understood that the Company is not obligated to sell, and the Underwriters are not obligated to purchase, any Securities unless all of the Initial U.S. Shares and the Initial International Shares are concurrently purchased by the U.S. Equity Underwriters and the International Equity Managers, respectively. In addition, it is also agreed and understood that the Company is not obligated to sell, and the Underwriters are not obligated to purchase, any Securities unless, concurrently with the closing of the sale and purchase of the Securities hereunder, the Company shall close its acquisition pursuant to that certain Agreement of Sale and Purchase dated April 25, 1996 by and between the Company (as buyer) and Royal Nedlloyd N.V. ("Nedlloyd") and Neddrill Holding B.V. (the "Neddrill Agreement") of the assets of Nedlloyd's offshore drilling division, Neddrill ("Neddrill").

                 The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (No. 333-02929) and a related preliminary prospectus for the registration of the Securities under the Securities Act of 1933 (the "1933 Act"), has filed such amendments thereto, if any, and such amended preliminary prospectuses as may have been required to the date hereof, and will file such additional amendments thereto and such amended prospectuses as may hereafter be required. Such registration statement (as amended, if applicable) and the prospectus constituting a part thereof (including in each case all documents incorporated or deemed to be incorporated by reference therein and the information, if any, deemed to be part thereof pursuant to Rule 430A(b) or Rule 434 of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations")), as from time to time amended or supplemented pursuant to the 1933 Act , the Securities Exchange Act of 1934, as amended (the "1934 Act"), or otherwise, are hereinafter referred to as the "Registration Statement" and the "Prospectus", respectively, except that if any revised prospectus shall be provided to the Underwriters by the Company for use in connection with the offering of the Securities which differs from the Prospectus on file at the Commission at the time the Registration Statement becomes effective (whether or not such revised prospectus is required to be filed by the Company pursuant to Rule 424(b) of the 1933 Act Regulations), the term "Prospectus" shall refer to such revised prospectus from and after the time it is first provided to the Underwriters for such use. All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus shall be deemed to mean and include the filing of any document under the 1934 Act which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be. If the Company elects to rely on Rule 434 under the 1933 Act Regulations, all references to the Prospectus shall be deemed to include, without limitation, the form of prospectus and the term sheet, taken together, provided to the Underwriters by the Company in reliance on Rule 434 under the 1933 Act (the "Rule 434 Prospectus"). If the Company files a registration statement to register a portion of the Securities and relies on Rule 462(b) for such registration statement to become effective upon filing with the Commission (the "Rule 462(b) Registration Statement"), then any reference to "Registration Statement" herein shall be deemed to be to both the registration statement referred to above (No. 33-02929) and the Rule 462 Registration Statement, as each such registration statement may be amended pursuant to the 1933 Act.

                 The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Underwriters deem advisable after the Registration Statement becomes effective and the Pricing Agreement has been executed and delivered and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act").


         SECTION 1.       Representations and Warranties.

                 (a) Representations and Warranties. The Company represents and warrants to each Underwriter as of the date hereof, as of the date of the Pricing Agreement (such latter date being hereinafter referred to as the "Representation Date") and as of the Closing Time referred to in Section 2(a) hereof, and agrees with each Underwriter, as follows:

                 (i) Compliance with Registration Requirements. The Company meets the requirements for use of Form S-3 under the 1933 Act. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

                 At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective, at the Representation Date and at the Closing Time, the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any amendments or supplements thereto were issued, at the Representation Date and at the Closing Time, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If Rule 434 is used, the Company will comply with the requirements of Rule 434. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter expressly for use in the Registration Statement or the Prospectus.

                 Each preliminary prospectus and the Prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                 (ii) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations or the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations"), as applicable and, when read together with the other information in the Prospectus, at the time the Registration Statement became effective, at the time the Prospectus were issued, at the Representation Date and at the Closing Time, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                 (iii) Independent Accountants. The accountants who certified the financial statements and supporting schedules of the Company included in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

                 (iv) Financial Statements. The historical consolidated financial statements of the Company included in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statements of operations, stockholders' equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The schedules of the Company supporting the historical financial statements of the Company, if any, included in the Registration Statement present fairly in all material respects and in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information relating to the historical financial statements of the Company included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement. No facts have come to the attention of the Company that would lead the Company to believe that (i) the historical financial statements of Neddrill Holding B.V. ("Neddrill Holding") and its consolidated subsidiaries included in the Registration Statement and the Prospectus, together with related schedules and notes, do not present fairly in all material respects the financial position of Neddrill Holding and its consolidated subsidiaries at the dates indicated and the statements of operations, stockholders' equity and cash flows of Neddrill Holding and its consolidated subsidiaries for the periods specified or (ii) the financial statements of Neddrill Holding and its consolidated subsidiaries included in the Registration Statement and the Prospectus have not been prepared in conformity with GAAP.
         The pro forma financial statements and the related notes thereto included in the Registration Statement and the Prospectus have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable.

                 (v) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the financial condition, or in the earnings, business affairs or properties, or development involving a prospective material adverse change in the business affairs, of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries or Neddrill and its subsidiaries, in each case considered as one enterprise, (C) except for regular quarterly dividends on the Company's $1.50 Convertible Preferred Stock, par value $1.00 per share (the "$1.50 Preferred Stock"), in amounts per share that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock and (D) there shall not have been (1) an actual, constructive, arranged or compromised total loss (as determined by the Company's insurance underwriter's marine surveyor) of either the Neddrill 1 Drillship, the Neddrill 2 Drillship or the Neddrill 6 semi-submersible drilling rig or two or more other vessels of Neddrill or (2) a cancellation, termination or rescission by Petroleo Brasiliero S.A. ("Petrobras") of either the currently existing drilling contracts with Petrobras regarding the Neddrill 1 Drillship and the Neddrill 2 Drillship.

                 (vi) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

                 (vii) Good Standing of Subsidiaries. Each subsidiary of the Company listed on Schedule B hereto (each a "Subsidiary" and, collectively, the "Subsidiaries"), and each subsidiary of Neddrill the capital stock of which is to be acquired by the Company pursuant to the Neddrill Agreement (the "Acquired Subsidiaries"), has been duly organized and is validly existing as a corporation or limited liability company under the laws of the jurisdiction of its incorporation or organization, has corporate or limited liability company power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectuses and is duly qualified as a foreign corporation or limited liability company to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock of each such Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and, except for directors' qualifying shares, is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. The only subsidiaries of the Company are (a) the subsidiaries listed on Schedule B hereto and (b) certain other subsidiaries, none of which constitutes a "Material Subsidiary" within the meaning of the Indenture.

                 (viii) Capitalization. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectuses in the column entitled "Actual" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to the U.S. Purchase Agreement and the International Purchase Agreement, the issuance of 5,000,000 shares of Common Stock as contemplated by the Neddrill Agreement (the "Neddrill Shares") or issuances pursuant to reservations, agreements or employee benefit plans referred to in the Prospectuses or pursuant to the exercise of convertible securities or options referred to in the Prospectuses). The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable. The Neddrill Shares have been duly authorized and, when issued in accordance with the terms of the Neddrill Agreement, will be validly issued and fully paid and non-assessable. None of the outstanding shares of capital stock of the Company was issued, nor will the Neddrill Shares be issued, in violation of the preemptive or other similar rights of any securityholder of the Company.

                 (ix) Authorization of Agreements. This Agreement and the Neddrill Agreement has been, and at the Representation Date, the Pricing Agreement will have been, duly authorized, executed and delivered by the Company.

                 (x) Description of Securities and the Indenture. The Securities and the Indenture will conform in all material respects to the respective statements relating thereto contained in the Prospectus and will be in substantially the respective forms filed or incorporated by reference, as the case may be, as exhibits to the Registration Statement.

                 (xi) Absence of Defaults and Conflicts. Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (collectively, "Agreements and Instruments") except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the International Purchase Agreement, the U.S. Purchase Agreement, the Indenture and the Neddrill Agreement and the consummation of the transactions contemplated in this Agreement, the International Purchase Agreement, the U.S. Purchase Agreement, the Indenture, the Neddrill Agreement and in the Registration Statement (including the issuance and sale of the Securities, the acquisition of assets pursuant to the Neddrill Agreement, and the use of the proceeds from the sale of the Securities and the Initial Shares as described in the Prospectus under the caption "Use of Proceeds") and compliance by the Company with its obligations under this Agreement, the International Purchase Agreement, the U.S. Purchase Agreement, the Indenture and the Neddrill Agreement have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary or the Acquired Subsidiaries pursuant to the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any subsidiary or the Acquired Subsidiaries or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their assets, properties or operations. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary.

                 (xii) Absence of Labor Dispute. No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of Neddrill or any of its subsidiaries, which, in either case, may reasonably be expected to result in a Material Adverse Effect.

                 (xiii) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any subsidiary, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement, the International Purchase Agreement, the U.S. Purchase Agreement, the Indenture and the Neddrill Agreement or the performance by the Company of its obligations hereunder or thereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

                 (xiv) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.

                  (xv) Possession of Intellectual Property. The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names, or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or breach of asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

                (xvi) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities under this Agreement and the International Purchase Agreement or the consummation of the transactions contemplated by this Agreement, the International Purchase Agreement, the U.S. Purchase Agreement, the Indenture and the Neddrill Agreement, except such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations and foreign or state securities or blue sky laws.

                 (xvii) Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them except where the failure to have such Government Licenses would not have a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

                 (xviii) Title to Property. The Company and its subsidiaries have good and indefeasible title to all offshore drilling rigs described as being owned by them in the Prospectus. Upon closing of the transactions contemplated in the Neddrill Agreement, the Company and its subsidiaries will have obtained good and indefeasible title to the offshore drilling units described as owned by Neddrill in the Prospectus under the caption "The Acquisition." All of the leases, subleases or bareboat charters material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Prospectus, are in full force and effect, and neither the Company nor any subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases, subleases or bareboat charters mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

                 (xix) Neddrill Acquisition. The preliminary closing contemplated by Section 10.2(b) of the Neddrill Agreement has occurred, and upon the closing of the transaction contemplated in the Neddrill Agreement concurrently with the closing of the transactions contemplated in this Agreement, the International Purchase Agreement and the U.S. Purchase Agreement, the Company and its subsidiaries will purchase the Assets (as defined in the Neddrill Agreement) in accordance with the Neddrill Agreement.

                 (xx) Compliance with Cuba Act. The Company has complied with, and is and will be in compliance with, the provisions of that certain Florida act relating to disclosure of doing business with Cuba, codified as Section 517.075 of the Florida statutes, and the rules and regulations thereunder (collectively, the "Cuba Act") or is exempt therefrom.

                 (xxi) Investment Company Act. The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectuses will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

                 (xxii) Environmental Laws. Except as described in the Registration Statement and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory, or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.
                 (xxiii) Authorization of Securities and the Indenture. The Indenture and the Securities have been duly authorized by the Company. At the Closing Time, (i) the Indenture will be duly executed and delivered by the Company and will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditor's rights generally or by general equitable principles, (ii) the Securities will have been duly executed by the Company and, when authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor specified in the Pricing Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles, and will be in the form contemplated by, and entitled to the benefits of, the Indenture and (iii) the Indenture will have been duly qualified under the 1939 Act.

                 (xxiv) Listing. The Securities have been approved for listing on the New York Stock Exchange, subject to official notice of issuance.

         (b) Officer's Certificates. Any certificate signed by any officer of the Company and delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

         SECTION 2.         Sale and Delivery to Underwriters; Closing.

                 (a) The Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price set forth in the Pricing Agreement, the aggregate principal amount of Securities set forth in Schedule A opposite the name of such Underwriter (except as otherwise provided in the Pricing Agreement).

                 (1) If the Company has elected not to rely upon Rule 430A under the 1933 Act Regulations, the initial public offering price and the purchase price to be paid by the several Underwriters for the Securities, and the interest rate on the Securities, have each been determined and set forth in the Pricing Agreement, dated the date hereof, and an amendment to the Registration Statement and the Prospectus will be filed before the Registration Statement becomes effective.

                 (2) If the Company has elected to rely upon Rule 430A under the 1933 Act Regulations, the initial public offering price (which shall be a fixed price) and the purchase price to be paid by the several Underwriters for the Securities, and the interest rate on the Securities, shall be determined by agreement between the Underwriters and the Company and, when so determined, shall be set forth in the Pricing Agreement. In the event that such prices and interest rate have not been agreed upon and the Pricing Agreement has not been executed and delivered by the parties thereto by the close of business on the tenth business day following the date of this Agreement, this Agreement shall terminate forthwith, without liability of any party to any other party, unless otherwise agreed to by the Company and the Underwriters, except that Sections 6 and 7 shall remain in effect.

                 (b) Payment: Closing and Delivery. Payment of the purchase price for, and delivery of certificates for, the Securities shall be made at the office of Thompson & Knight, P.C., 1700 Pacific Avenue, Suite 3300, Dallas, Texas 75201, or at such other place as shall be agreed upon by Merrill Lynch and the Company, at 9:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day (unless postponed in accordance with the provisions of Section 10) following the date the Registration Statement becomes effective (or, if the Company has elected to rely upon Rule 430A of the 1933 Act Regulations, the third business day after execution of the Pricing Agreement), or such other time not later than ten business days after such date as shall be agreed upon by Merrill Lynch and the Company (such time and date of payment and delivery being herein called "Closing Time"). Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery of one or more Global Notes (as defined in the Indenture) in the aggregate principal amount of the Securities to be purchased by them and issued and registered in the name of "Cede & Co." as nominee for the Depositary (as defined in the Indenture), or such other name or names and in such denominations as the Underwriters may request in writing at least one business day before the Closing Time. Merrill Lynch, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Securities to be purchased by any Underwriter whose check has not been received by the Closing Time, but such payment shall not relieve such Underwriter from its obligations hereunder. The Global Note or Global Notes evidencing the Securities will be made available for examination by the Underwriters in The City of New York not later than 3:00 P.M. on the last business day prior to the Closing Time.

         SECTION 3. Covenants of the Company. The Company covenants with each Underwriter as follows:

                 (a) Compliance with Securities Regulations and Commission Requests. If not yet effective at the time of execution of this Agreement, the Company will use its best efforts to cause the Registration Statement to become effective (as and when requested by the Underwriters) and, if the Company elects to rely upon Rule 430A and subject to
Section 3(b), will comply with the requirements of Rule 430A and will notify the Merrill Lynch immediately, and confirm the notice in writing, (i) when the Registration Statement, or any post-effective amendment to the Registration Statement, shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of or the initiation or threatening of any proceedings for any of such purposes. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment. If the Company elects to rely on Rule 434 under the 1933 Act Regulations, the Company will prepare an abbreviated term sheet that complies with the requirements of Rule 434 under the 1933 Act Regulations. If Company elects not to rely on Rule 434, the Company will provide the Underwriters with copies of the form of Prospectus, in such number as the Underwriters may reasonably request, and file or transmit for filing with the Commission such Prospectus in accordance with Rule 424(b) of the 1933 Act by the close of business in New York on the business day immediately succeeding the date of the Pricing Agreement. If the Company elects to rely on Rule 434, the Company will provide the Underwriters with copies of the form of 434 Prospectus, in such number as the Underwriters may reasonably request, and file or transmit for filing with the Commission the form of Prospectus complying with Rule 434(c)(2) of the 1933 Act in accordance with Rule 424(b) of the 1933 Act by the close of business in New York on the business day immediately succeeding the date of the Pricing Agreement.

                 (b) Filing of Amendments. The Company will give Merrill Lynch notice of its intention to file or prepare any amendment to the Registration Statement (including any post-effective amendment) or any amendment or supplement to the Prospectus , whether pursuant to the 1933 Act, the 1934 Act or otherwise, (including any revised prospectus which the Company proposes for use by the Underwriters in connection with the offering of the Securities which differs from the prospectus on file at the Commission at the time the Registration Statement first becomes effective, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) of the 1933 Act Regulations or any abbreviated term sheet prepared in reliance on Rule 434 of the 1933 Act Regulations), will furnish the Underwriters with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement or use any such prospectus to which Merrill Lynch or counsel for the Underwriters shall not have consented (which consent shall not be unreasonably withheld).

                 (c) Delivery of Registration Statements. The Company has furnished or will deliver to the Underwriters and counsel for the Underwriters, without charge, signed copies of the

Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts. If applicable, the copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                 (d) Delivery of Prospectuses. The Company has or will deliver to each Underwriter, without charge, from time to time until the effective date of the Registration Statement (or, if the Company has elected to rely upon Rule 430A, until such time the Pricing Agreement is executed and delivered), as many copies of each preliminary prospectus as such Underwriter may reasonably request, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, from time to time during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request for the purposes contemplated by the 1933 Act or the 1934 Act or the respective applicable rules and regulations of the Commission thereunder.

                 (e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement, the
International Purchase Agreement and in the Prospectuses.   If any event shall
occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such ti me to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

                 (f) Blue Sky Qualifications. The Company will endeavor, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the United States as the Underwriters may designate and to maintain such qualifications in effect for a period of not less than one year from the effective date of the Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement.

                 (g) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of
Section 11(a) of the 1933 Act.

                 (h) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under "Use of Proceeds".

                 (i) Restriction on Sale of Similar Securities. During a period of 60 days from the date of the Pricing Agreement, the Company will not, without Merrill Lynch's prior written consent (which will not be unreasonably withheld), directly or indirectly, issue, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, any securities of the Company that are substantially similar to the Securities (excluding any bank indebtedness).

                 (j) Reporting Requirements. The Company, during the period when the Prospectus, is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.


         SECTION 4. Payment of Expenses.

                 (a) Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the printing and filing of the Registration Statement as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, the Pricing Agreement, any Agreement among Underwriters, the Indenture and such other documents as may be reasonably required in connection with the offering, purchase, sale and delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(g) hereof, including filing fees and the fee's and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey, any supplement thereto and any Legal Investment Survey, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus and of the Prospectus and any amendments or supplements thereto including the abbreviated term sheet delivered by the Company pursuant to Rule 434 of the 1933 Act Regulations, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey, any supplement thereto and any Legal Investment Survey, (viii) the filing fees incident to the review by the National Association of Securities Dealers, Inc. (the "NASD") of the terms of the sale of the Securities, (ix) the fees and expenses incurred in connection with the listing of the Securities on the New York Stock Exchange,
(x) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee and (xi) any fees payable in connection with the rating of the Securities.

                 (b) Termination of Agreement. If this Agreement is terminated by the Underwriters in accordance with the provisions of Section 5 or Section 9(a)(i) hereof (unless such termination is the result of failure of the conditions set forth in Section 5 and such failure is due to the failure or default of the International Managers or the U.S. Equity Underwriters), the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.


         SECTION 5. Conditions of Underwriters' Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company herein contained, to the performance by the Company of its obligations hereunder, and to the following further conditions:

                 (a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, shall have become effective not later than 5:30 P.M. on the date hereof, or with the consent of the Underwriters, at a later time and date, not later, however, than 5:30 P.M. on the first business day following the date hereof, or at such later time and date as may be approved by a majority in interest of the several Underwriters; and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters.
If the Company has elected to rely upon Rule 430A of the 1933 Act Regulations, the price of and interest rate on the Securities and any price-related information previously omitted from the effective Registration Statement pursuant to such Rule 430A shall have been transmitted to the Commission for filing in accordance with Rule 424(b) of the 1933 Act Regulations within the prescribed time period and prior to Closing Time the Company shall have provided evidence satisfactory to the Underwriters of such timely filing, or a post-effective amendment providing such information shall have been promptly filed and declared effective in accordance with the requirements of Rule 430A of the 1933 Act Regulations.

                 (b) Opinion of Counsel for Company. At Closing Time, the Underwriters shall have received the favorable opinion, dated as of Closing Time, of Thompson & Knight, P.C., counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, to the effect set forth in Exhibit B hereto and to such further effect as counsel to the Underwriters may reasonably request.

                 (c) Opinion of Counsel for Underwriters. At Closing Time, the Underwriters shall have received the favorable opinion, dated as of Closing Time, of Andrews & Kurth L.L.P., counsel for the Underwriters with respect to the matters set forth in clauses [(i), (ii), (v), (vi) (solely as to preemptive or other similar rights arising by operation of law or under the charter or by-laws of the Company), (viii) through (x), inclusive, (xii), (xiv) (solely as to the information incorporated by reference in the Prospectus as such information relates to the description of the Securities) and the penultimate paragraph] of Exhibit B hereto. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Underwriters. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

                 (d) Officers' Certificate. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectuses, any material adverse change in the financial condition, or in the earnings, business affairs or properties, or development involving a prospective material adverse change in the business affairs, of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Underwriters shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to the knowledge of such officers, are contemplated by the Commission.

                 (e) Accountants' Comfort Letters. At the time of the execution of this Agreement, the Underwriters shall have received from each of Price Waterhouse LLP, Arthur Andersen LLP and KPMG Accountants N.V. letters dated such date, in form and substance reasonably satisfactory to the Underwriters, together with signed or reproduced copies of such letters for each of the other Underwriters to the effect set forth in Exhibits C, D and E hereto, respectively, and to such further effect as counsel to the Underwriters may reasonably request.

                 (f) Bring-down Comfort Letters. At Closing Time, the Underwriters shall have received from Price Waterhouse LLP, Arthur Andersen LLP and KPMG Accountants N.V. letters, dated as of Closing Time, to the effect that they reaffirm the statements made in their letters furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

                 (g) Approval of Listing. At Closing Time, the Securities shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

                 (h) No Objection. The NASD shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements. At Closing Time the Underwriters shall have received:

                 (i) Purchase of Initial Shares. Concurrently with the purchase by the Underwriters of the Securities under this Agreement, (A) the International Managers shall have purchased the Initial International Securities under the International Purchase Agreement and (B) the U.S. Equity Underwriters shall have purchased the Initial U.S. Shares under the U.S. Purchase Agreement.

                 (j) Closing of Neddrill Acquisition. Concurrently with the purchase by the Underwriters of the Securities, the Company shall have consummated its acquisition of the Assets (as defined in the Neddrill Agreement) without waiver or modification of any material condition to the Company's obligations to consummate such acquisition under the Neddrill Agreement except as such waivers and modifications were made at the preliminary closing contemplated by Section 10.2(b) of the Neddrill Agreement.

                 (k) Ratings. At Closing Time, the Securities shall be rated at least ___ by Moody's Investor's Service Inc. and ___ by Standard & Poor's Corporation , and the Company shall have delivered to Merrill Lynch a letter dated the Closing Time, from each such rating agency, or other evidence satisfactory to Merrill Lynch, confirming that the Securities have such ratings; and since the date of this Agreement, there shall not have occurred a downgrading in the rating assigned to the Securities of any of the Company's other debt securities by any nationally recognized securities rating agency, and no such securities rating agency shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Securities or any of the Company's other debt.

                 (l) Additional Documents. At Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Underwriters and counsel for the Underwriters.

                 (m) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriters by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

         SECTION 6.       Indemnification.

                 (a) Indemnification of Underwriters. The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act as follows:

                 (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the information deemed to be part of the Registration Statement pursuant to Rule 430A(b) or Rule 434 of the 1933 Act Regulations, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or prospectus, including the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                 (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

                 (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that (x) the Company is required to do so under Section 6(c) below and (y) any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter expressly for use in the Registration Statement (or any amendment thereto), including the information deemed to be part of the Registration Statement pursuant to Rule 430A(b) or Rule 434 of the 1933 Act Regulations, if applicable, if applicable, or any preliminary prospectus or the Prospectuses (or any amendment or supplement thereto); and provided, further, that this indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, liabilities, claims, damages or expenses purchased Securities, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any such amendments or supplements thereto, but excluding documents incorporated or deemed to be incorporated by reference therein) was not sent or given by or on behalf of the Underwriter to such person if such is required by law at or prior to the written confirmation of the sale of such Securities to such person and if the Prospectus (as so amended or supplemented, but excluding documents incorporated or deemed to be incorporated by reference therein) would have corrected any untrue statement or omission, or alleged untrue statement or omission, giving rise to such loss, liability, claim, damage or expense (provided the Company has delivered the Prospectus to the several Underwriters in requisite quantity on a timely basis to permit such delivery or sending), it being understood that this proviso shall have no application if such untrue statement or omission, or alleged untrue statement or omission, shall have been corrected in a document which is incorporated or deemed to be incorporated by reference in the Prospectus.

                 (b) Indemnification of Company, Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the information deemed to be part of the Registration Statement pursuant to Rule 430A(b) or Rule 434 of the 1933 Act Regulations, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectuses (or any amendment or supplement thereto).

                 (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to
Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action. If it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume the defense of such action with counsel chosen by it and approved by the indemnifying parties defendant in such action, except to the extent such indemnified parties retain separate counsel ("Separate Counsel"), with respect to legal defenses available to them that are different from or in addition to those available to such indemnifying party or parties and such defenses are in conflict with the interests of the indemnifying parties. If an indemnifying party assumes the defense of such action, the indemnifying parties shall not be liable for any fees or expenses of counsel for the indemnified parties incurred thereafter in connection with such action (other than those of Separate Counsel engaged in accordance with the foregoing sentence). In no event shall the indemnifying parties be liable for the reasonable fees and expenses of more than the Separate Counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

                 (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel for which such indemnifying party is otherwise entitled to reimbursement pursuant to the terms of this Agreement, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and
(iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.


         SECTION 7.       Contribution.

                 If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

                 The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, or, if Rule 434 is used, the corresponding location on the Term Sheet, bear to the aggregate initial public offering price of the Securities as set forth on such cover.

                 The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                 The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

                 Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

                 No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                 For purposes of this Section 7, each person, if any, who controls a Underwriter within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Shares set forth opposite their respective names in Schedule A hereto and not joint.

         SECTION 8. Representations, Warranties and Agreements to Survive Delivery.

                 All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to the Underwriters.

         SECTION 9. Termination of Agreement.

                 (a) Termination; General. The Underwriters may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectuses, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Underwriters, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or limited by the Commission or the New York Stock Exchange, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or
(iv) if a banking moratorium has been declared by either Federal or New York authorities.

                 (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

         SECTION 10. Default by One or More of the Underwriters.

                 If one or more of the Underwriters shall fail at Closing Time to purchase the Securities which it or they are obligated to purchase under this Agreement and the Pricing Agreement (the "Defaulted Securities"), the Underwriters shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non- defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Underwriters shall not have completed such arrangements within such 24-hour period, then:

                 (a) if the number of Defaulted Securities does not exceed 10% of the aggregate principal amount of the Securities, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

                 (b) if the number of Defaulted Securities exceeds 10% of the aggregate principal amount of the Securities, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

                 No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

                 In the event of any such default which does not result in a termination of this Agreement, either the Underwriters or the Company shall have the right to postpone Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this
Section 10.


         SECTION 11.      Notices.

                 All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to Merrill Lynch at North Tower, World Financial Center, New York, New York 10281-1201, attention of Wood Steinberg, Vice President; and notices to the Company shall be directed to it at 10370 Richmond Avenue, Suite 400, Houston, Texas 77042, attention of James C. Day, Chairman of the Board, President and Chief Executive Officer.

         SECTION 12.      Parties.

                 This Agreement shall each inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

         SECTION 13.      GOVERNING LAW AND TIME.

                 THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

         SECTION 14.      Effect of Headings.

                 The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

                 If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Company in accordance with its terms.

                                                Very truly yours,

                                          NOBLE DRILLING CORPORATION

                                          By
                                            ---------------------------------
                                          Name:
                                               ------------------------------
                                          Title:
                                                -----------------------------

CONFIRMED AND ACCEPTED,
as of the date first above written:

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED
SALOMON BROTHERS INC
SIMMONS & COMPANY INTERNATIONAL

By: MERRILL LYNCH, PIERCE, FENNER & SMITH
                 INCORPORATED

By_____________________________________
         Authorized Signatory

                                   SCHEDULE A


                                                             PRINCIPAL AMOUNT
         NAME OF UNDERWRITER                                  OF SECURITIES
         -------------------                                  -------------
Merrill Lynch, Pierce, Fenner & Smith
                  Incorporated  . . . . . . . . . . . .
Salomon Brothers Inc  . . . . . . . . . . . . . . . . .
Simmons & Company International . . . . . . . . . . . .





Total     . . . . . . . . . . . . . . . . . . . . . . .

                                   SCHEDULE B

                   SUBSIDIARIES OF NOBLE DRILLING CORPORATION


Triton Engineering Services Company, a Texas corporation
Noble Drilling (West Africa) Inc., a Delaware corporation
Noble Drilling (West Africa) Ltd., a Bermuda corporation
Noble Drilling International, Inc., a Delaware corporation
Noble Drilling (U.K.) Limited, a Scotland corporation
Noble Drilling (Canada) Ltd., an Alberta corporation
Noble Drilling Services Inc., a Delaware corporation
Noble Drilling International Limited, a Cayman Islands corporation Noble Drilling de Venezuela C.A., a Venezuela corporation
Noble Offshore Corporation, a Delaware corporation
Noble Offshore Africa Inc., a Cayman Islands corporation
Noble Drilling (U.S.) Inc., a Delaware corporation
Noble Drilling (Mexico) Inc., a Delaware corporation
Noble Asset Company Limited, a Cayman Islands corporation
Noble Contracting Company Limited, a Cayman Islands corporation
Noble International Limited, a Cayman Islands corporation
Noble (Gulf of Mexico) Inc., a Delaware corporation

                                                                       EXHIBIT A
                           NOBLE DRILLING CORPORATION

                           ( a Delaware corporation)

                                  $125,000,000

                           __% Senior Notes due 2006


                               PRICING AGREEMENT


MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
                  Incorporated
Salomon Brothers Inc
Simmons & Company International
c/o Merrill Lynch & Co.
       Merrill Lynch, Pierce, Fenner & Smith
                         Incorporated
North Tower
World Financial Center
New York, New York 10281-1209

Dear Sirs:

                 Reference is made to the Purchase Agreement dated June __, 1996 (the "Purchase Agreement") relating to the purchase by Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Salomon Brothers Inc, Simmons & Company International are the underwriters (the "Underwriters"), of the above shares of Common Stock (the "Securities"), of Noble Drilling Corporation, a Delaware corporation (the "Company").

                 Pursuant to Section 2 of the Purchase Agreement, the Company agrees with each Underwriter as follows:

                 1. The initial public offering price of the Securities shall be __% of the principal amount thereof, plus accrued interest, if any, from the date of issuance.

                 2. The purchase price to be paid by the Underwriters for the Securities shall be __% of the principal amount thereof.

                 3. The interest rate on the Securities shall be __% per annum.

                 THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SAID STATE.

                 If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Company in accordance with its terms.

                                        Very truly yours,

                                        NOBLE DRILLING CORPORATION

                                        By___________________________________

                                        Name:________________________________

                                        Title:_______________________________


CONFIRMED AND ACCEPTED,
as of the date first above written:

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED
SALOMON BROTHERS INC
SIMMONS & COMPANY INTERNATIONAL

By: MERRILL LYNCH, PIERCE, FENNER & SMITH
                INCORPORATED

By________________________________________
         Authorized Signatory





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
                                                                       EXHIBIT B

                      FORM OF OPINION OF COMPANY'S COUNSEL
                          TO BE DELIVERED PURSUANT TO
                                  SECTION 5(B)

                 (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

                 (ii) The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectuses and to enter into and perform its obligations under the Purchase Agreement and the Neddrill Agreement.

                 (iii) The Company is duly qualified as a foreign corporation to transact business and is in good standing under the laws of each jurisdiction listed on an exhibit to such opinion.

                 (iv) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectuses in the column entitled "Actual" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to the U.S. Purchase Agreement and the International Purchase Agreement, the issuance of 5,000,000 shares of Common Stock as contemplated by the Neddrill Agreement, or issuances pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Prospectus); the shares of issued and outstanding capital stock have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

                 (v) The Indenture has been duly authorized, executed and delivered by the Company and (assuming the due authorization, execution and delivery thereof by the Trustee) constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws relating to or affecting creditors' rights generally or by general equitable principles.

                 (vi) The Securities are in the form contemplated by the Indenture, have been duly authorized by the Company and, when executed by the Company and authenticated by the Trustee in the manner provided in the Indenture (assuming the due authorization, execution and delivery of the Indenture by the Trustee) and delivered against payment of the purchase price therefor specified in the Pricing Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws relating to or affecting creditor's rights generally or by general equitable principles, and will be entitled to the benefits of the Indenture.

                 (vii)    The Indenture has been qualified under the 1939 Act.

                 (viii) The Securities and the Indenture conform in all material respect to the descriptions thereof contained in the Prospectus.

                 (ix) The courts of the State of Texas should give effect to the agreement of the parties to the Indenture that such agreement be governed by and construed in accordance with the laws of the State of New York and should, in accordance with the principles of conflicts of laws applied by the courts of the State of Texas, construe such agreement in accordance with the laws of the State of New York.

                 (x) Each Subsidiary has been duly incorporated or organized and is validly existing as a corporation or a limited liability company in good standing under the laws of the jurisdiction of its incorporation or organization, has corporate or limited liability company power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation or limited liability company to transact business and is in good standing in each jurisdiction listed on an exhibit to such opinion; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and, to the best of our knowledge, except for directors' qualifying shares, is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary.

                 (xi) This Agreement and the Indenture have been duly authorized, executed and delivered by the Company.

                 (xii) The Registration Statement, including any Rule 462(b) Registration Statement, has been declared effective under the 1933 Act; any required filing of the Prospectuses pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and, to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or overtly threatened by the Commission.

                 (xiii) The Registration Statement, including any Rule 462(b) Registration Statement, the Rule 430A Information and the Rule 434 Information, as applicable, the Prospectuses, excluding the documents incorporated by reference therein, and each amendment or supplement to the Registration Statement and the Prospectus, excluding the documents incorporated by reference therein, as of their respective effective or issue dates (other than the financial statements and related notes, the financial statement schedules and other financial data included or incorporated by reference therein or omitted therefrom, and the Trustee's Statement of Eligibility on Form T-1 ("Form T-1") as to which such counsel need express no opinion) complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

                 (xiv) The documents incorporated by reference in the Prospectus (other than the financial statements and related notes, financial statement schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which such counsel need express no opinion) when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the 1933 Act or the 1934 Act, as applicable, and the rules and regulations of the Commission thereunder.

                 (xv) The form of certificate used to evidence the Common Stock complies in all material respects with all applicable statutory requirements, and any applicable requirements of the certificate of incorporation and by- laws of the Company and the requirements of the New York Stock Exchange.

                 (xvi) To the best of our knowledge, there is not pending or overtly threatened any action, suit, proceeding, inquiry or investigation, to which the Company or any of its subsidiaries is a party, or to which the property of the Company or any of its subsidiaries is subject, before or brought by any court or governmental agency or body, domestic or foreign, required to be disclosed in the Registration Statement which is not adequately disclosed in the Prospectus or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and aversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement, the U.S. Purchase Agreement, the International Purchase Agreement, the Neddrill Agreement or the performance by the Company of its obligations thereunder.

                 (xvii) The statements made in the Prospectus under the captions "Description of Senior Notes" and "The Acquisition" insofar as they purport to describe the terms of the Senior Notes and the Neddrill Agreement, respectively, and in the Registration Statement under Item 15, insofar as they address matters of law, summaries of legal matters, the Company's certificate of incorporation and bylaws or legal proceedings, or legal conclusions, fairly present in all material respects the information called for with respect thereto by the 1933 Act Regulations.

                 (xviii) The Neddrill Agreement has been duly authorized, executed and delivered by the Company, all conditions to the obligations of Nedlloyd and Neddrill Holding B.V. thereunder have been satisfied or waived, and upon the closing of the transactions contemplated in the Neddrill Agreement concurrently with the closing of transactions contemplated in this Agreement, the International Purchase Agreement and the U.S. Purchase Agreement, the Company and its subsidiaries will purchase the Assets (as defined in the Neddrill Agreement) in accordance with the Neddrill Agreement; the 5,000,000 shares to be issued to Nedlloyd pursuant to the Neddrill Agreement have been duly authorized and when issued and delivered by the Company against payment of the consideration set forth in the Neddrill Agreement, will be validly issued and fully paid and non-assessable.

                 (xix) To such counsel's knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto.

                 (xx) To such counsel's knowledge, neither the Company nor any Subsidiary is in violation of its charter or by-laws and no default by the Company or any Subsidiary exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Registration Statement or the Prospectus or filed or incorporated by reference as an exhibit to the Registration Statement (except for any default which would not have a Material Adverse Effect).

                 (xxi) No authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, of the United States of America, the State of Texas or under the Delaware General Corporation Law (or to the knowledge of such counsel, any other jurisdiction) is necessary or required in connection with the due authorization, execution and delivery of this Agreement, the U.S. Purchase Agreement, the International Purchase Agreement and the Neddrill Agreement or for the offering, issuance, sale or delivery of the Securities or the consummation of the transactions under the Neddrill Agreement except, with respect to the authorization, execution and delivery of this Agreement, the U.S. Purchase Agreement and the International Purchase Agreement and issuance, sale or delivery of the Securities or the Initial Shares, such as may be required under the 1933 Act and the 1933 Act Regulations, foreign securities laws or the securities laws of the various states.

                 (xxii) The execution, delivery, and performance of this Agreement, the U.S. Purchase Agreement, the International Purchase Agreement, the Neddrill Agreement and the consummation of the transactions contemplated in the U.S. Purchase Agreement, the International Purchase Agreement, and the Neddrill Agreement and in the Registration Statement (including the issuance and sale of the Securities, the acquisition of assets pursuant to the Neddrill Agreement, and the use of the proceeds from the sale of the Securities as described in the Prospectuses under the caption "Use of Proceeds") and compliance by the Company with its obligations under the U.S. Purchase Agreement, the International Purchase Agreement and the Neddrill Agreement do not and will not, whether with or without the giving of notice or lapse of time or both, constitute a breach of, or default or Repayment Event (as defined in Section 1(a)(xi) of this Agreement) under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, known to us, to which the Company or any Subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (except for such breaches or defaults or liens, charges or encumbrances that would not have a Material Adverse Effect), nor will such action result in any violation of the provisions of the certificate of incorporation or by-laws of the Company or any Subsidiary organized under the laws of any jurisdiction within the United States of America, or any applicable law, statute, rule, regulation, known to such counsel, of the United States of America or the State of Texas or under the Delaware General Corporation Law, or any administrative or court decree of any government, government instrumentality or court, domestic or foreign, that specifically names the Company or any Subsidiary or is directed to any of their respective properties, assets or operations known to such counsel, other than federal and state laws except as specifically addressed herein; provided that, with respect to the foregoing opinion as to the charter of the Company, the sale of Securities to persons who are not considered to be U.S. citizens for purposes of the Shipping Act of 1916, as amended, shall not exceed in the aggregate the Permitted Percentage (as defined in Article XI of the Company's certificate of incorporation).

                 (xxiii) The Company is not an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the 1940 Act.

                 (xxiv) The Rights under the Company's Shareholder Rights Plan to which holders of the Securities will be entitled have been duly authorized and validly issued.

                 In addition, such counsel has participated in conferences with directors, officers and other representatives of the Company, representatives of the independent public accountants for the Company, representatives of the independent public accountants for Nedlloyd, representatives of the Underwriters and counsel for the Underwriters, at which conferences the contents of the Registration Statement and the Prospectus and related matters were discussed, and, although we have not independently verified and are not passing upon and assume no responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus (except to the extent specified elsewhere in such opinion or with reference to such counsel). We advise you that, on the basis of the foregoing, no facts have come to such counsel's attention that would lead us to believe that the Registration Statement or any amendment thereto, including the Rule 430A Information and Rule 434 Information (if applicable), (except for financial statements and related notes, the financial statement schedules and other financial data included or incorporated by reference therein or omitted therefrom and Form T-1, as to which we need make no statement), at the time such Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectuses or any amendment or supplement thereto (except for financial statements and related notes and financial statement schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which we need make no statement), at the time the Prospectus were issued, at the time any such amended or supplemented prospectus was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary, in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                 In rendering such opinion, such counsel may rely (A) as to matters involving the application of the laws of Alberta, Bermuda, Cayman Islands, Scotland and Venezuela, upon the respective opinions of MacKimmie, Matthews; Conyers, Dill & Pearman; Maples and Calder; Paull & Williamsons; and Baker & McKenzie; each special counsel to the Company (which opinions shall be dated and furnished to the Underwriters at the Closing Time, shall be reasonably satisfactory in form and substance to counsel for the Underwriters and shall expressly state that the U.S. Underwriters may rely on such opinion as if it were addressed to them), provided that Thompson & Knight, P.C. shall state in their opinion that they believe that they and the Underwriters are justified in relying upon such opinion, and (B), as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials. In rendering the opinion set forth in paragraphs (v) and (vi) above, counsel may assume that the laws of the State of Texas and the State of New York are the same. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).